SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 18, 2007

Best Care, Inc.
(Exact Name of Company as Specified in its Charter)

Nevada	333-139564	20-5659065
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

No. A156, Xi Guo Yuan, Yong Shun Village
Tongzhou District
Beijing, P.R. China
Address of principal executive offices

Company’s telephone number: 86-773-723 3098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

On October 19, 2007, as previously announced and reported in the Company’s Report on Form 8-K, filed on October 23, 2007, the Company consummated a “Merger Transaction”, whereby BCAE Merger Sub, Inc. (“SUB”), a wholly owned subsidiary of the Company, merged with and into China Baolong Logistic Limited (“CBL”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of October 19, 2007, by and among the Company, SUB, CBL, and the shareholders of CBL, as more particularly described in the Company’s Report on Form 8-K, dated October 23, 2007.

As a result of the Merger Transaction, the Company believes that the appointment of a new management team would be beneficial to the Company and its shareholders.

On November 21, 2007 Jing Jiang tendered an undated resignation from the Board of Directors of the Company, and appointed Jingxue Sun (Chairman), and Xinhua Li to the Board of Directors of the Company, effective 10 days after the Company has both (1) filed an information statement on Schedule 14F-1 (the "Information Statement") with the Securities and Exchange Commission and (2) delivered the Information Statement to the Corporation's stockholders. Such time periods have elapsed, the resignation of Jing Jiang has been accepted, and Jingxue Sun (Chairman) and Xinhua Li have been appointed to the Board of Directors of the Company as of December 18, 2007.

Jingxue Sun (Chairman/Board of Directors)

Jingxue Sun, 43, Chairman and General Manager of Beijing Baolong Logistics Company Limited, the vice president of Tongzhou District Logistics Association. Mr. Sun founded Beijing Baolong Logistics Company in 1996. Mr. Sun is an accomplished logistics professional with eleven years experience in manufacturing environments, and has valuable combination of logistics problem solving ability and management skills.

Mr. Sun does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Sun and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Sun (or any member of his immediate family) had or is to have a direct or indirect material interest. There are no employment agreements between the Company and Mr. Sun.

Xinhua Li (Director)

Xinhua Li, 43, has worked at the Public Relations Management Institute at Beijing University for more than five years and he has been engaged in the logistics industry for 20 years.

Mr. Li does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Li and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Li (or any member of his immediate family) had or is to have a direct or indirect material interest. There are no employment agreements between the Company and Mr. Li.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2007

Best Care, Inc.

By:	/s/ Yu Zhang

Name: Yu Zhang
Title: Chief Executive Officer